SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 22, 2011
 Date of Report (date of earliest event reported):

Small Business Company Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52184	55-0808106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

                                                                      8831 West Sahara

                                                                      Las Vegas, NV 89117

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 478-7784

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 8– Other Events

Item 8.01Other Events

On November 8 2008, Small Business Company issued a Convertible Debenture to Frank Muscia principal amount $200,000.  No interest. On or about November 18th 2011 this Convertible Debenture was redeemed and converted into 4 million shares of common stock

This brings the total of issued and outstanding shares to 63,587,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 22, 2011

SMALL BUSINESS COMPANY, INC.

By:	/s/ Karen Person
Chief Executive Officer

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